UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 14, 2007

Date of Report (date of earliest event reported)

SENORX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33382	33-0787406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Columbia, Suite A, Aliso Viejo, California 92656

(Address of principal executive offices)

(949) 362-4800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2007, Vickie L. Capps became a member of our board of directors, filling an available Class I director vacancy. As with other Class I directors, Ms. Capps will stand for re-election at the 2008 annual meeting of stockholders.

On June 20, 2007, Kurt C. Wheeler resigned from our board of directors.

Item 8.01	Other Events

Ms. Capps also replaced Kim D. Blickenstaff on the audit committee, resulting in a committee comprised of Chairman Gregory D. Waller, John L. Erb, and Ms. Capps. Additionally, Mr. Blickenstaff was added to the compensation committee and, with the resignation of Mr. Wheeler, results in a committee comprised of Chairman Jesse I. Treu, Frederick J. Dotzler and Mr. Blickenstaff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENORX, INC.

Date: June 20, 2007	By:	/s/ Kevin Cousins
Kevin J. Cousins Chief Financial Officer, Vice President, Finance